INVITATION HOMES INC.
AMENDED AND RESTATED BYLAWS
ARTICLE 1
OFFICES
Section 1.    Principal Office. The principal office of Invitation Homes Inc., a Maryland corporation (the “Corporation”), in the State of Maryland shall be located at such place as the board of directors (the “Board of Directors”) may designate.
Section 2.    Additional Offices. The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1.    Place. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place, or by means of remote communication, as shall be set in accordance with these Bylaws and applicable law and stated in the notice of the meeting. The Board of Directors is authorized to determine that a meeting not be held at any place, but instead may be held partially or solely by means of remote communication in accordance with Section 12 of these Bylaws.
Section 2.    Annual Meeting. An annual meeting of stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on the date and at the time and place set by the Board of Directors.
Section 3.    Special Meetings.
(a)    General. Each of the chair of the board, chief executive officer, president, secretary and Board of Directors may call a special meeting of stockholders. Subject to subsection (b) of this Section 3, a special meeting of stockholders shall also be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting. Except as provided in subsection (b)(4) of this Section 3, a special meeting of stockholders, including any special meeting called by the secretary in accordance with subsection (c) of this Section 3, shall be held on the date and at the time and place set by the chair of the board, chief executive officer, president, secretary or Board of Directors, whoever has called the meeting.
(b)    Stockholder Requested Special Meetings. (1) Stockholders of record entitled to cast not less than 10% of all the votes entitled to be cast on the matter proposed to be acted on at a special meeting and seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall (i) set forth the purpose of the meeting and the matters proposed to be acted on at it, (ii) be signed by stockholders of record entitled to cast not less than 10% of all the votes entitled to be cast on the matter or matters proposed to be acted on at the special meeting as of the date of signature, (iii) bear the date of signature of each such stockholder and (iv) set forth, with regard to each stockholder signing the Record Date Request Notice, all information relating to each such stockholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), and any other information that would be required to be included in a stockholder’s notice pursuant to paragraph (3) of Section 11(a) of these Bylaws. Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than 10 days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within 10 days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the 10th day after the first date on which a Record Date Request Notice is received by the secretary.
(2)    In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) bear the date of signature of each such stockholder signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Corporation’s books, of each stockholder signing such Special Meeting Request, (ii) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder and (iii) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder, (d) be sent to the secretary by registered mail, return receipt requested, and (e) be received by the secretary within 60 days after the Request Record Date. Any requesting stockholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.
(3)    The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation’s proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.
(4)    In the case of any special meeting called by the secretary upon the request of stockholders (a “Stockholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within 10 days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m., Eastern Time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within 10 days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for a Stockholder Requested Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 3(b).
(5)    If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that stockholders of record, as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting or for the chair of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before 10 days before the commencement of the meeting or (B) the chair of the meeting may call the meeting to order and adjourn the meeting from time to time without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.
(6)    The chair of the board, chief executive officer, president or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the secretary until the earlier of (i) five Business Days after actual receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(7)    For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
Section 4.    Notice. Not less than 10 nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by the Maryland General Corporation Law, or any successor statute (the “MGCL”), the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions.

The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless a stockholder at such address objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.
Subject to Section 11(a) of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by the MGCL to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 11(c)(4) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than 10 days prior to such date and otherwise in the manner set forth in this section.
Section 5.    Organization and Conduct. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chair of the meeting or, in the absence of such appointment or appointed individual, by the chair of the board or, in the case of a vacancy in the office or absence of the chair of the board, by one of the following officers present at the meeting in the following order: the vice chair of the board, if there is one, the chief executive officer, the president, the vice presidents in their order of rank and, within each rank, in their order of seniority, the secretary, or, in the absence of such officers, a chair chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary or, in the case of a vacancy in the office or absence of the secretary, an assistant secretary or an individual appointed by the Board of Directors or the chair of the meeting shall act as secretary. In the event that the secretary presides at a meeting of stockholders, an assistant secretary, or, in the absence of all assistant secretaries, an individual appointed by the Board of Directors or the chair of the meeting, shall record the minutes of the meeting. Even if present at the meeting, the person holding the office named herein may delegate to another person the power to act as chair or secretary of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chair of the meeting. The chair of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chair and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance or participation at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chair of the meeting may determine; (c) limiting the time allotted to questions or comments; (d) determining when and for how long the polls should be opened and when the polls should be closed and when announcement of the results should be made; (e) maintaining order and security at the meeting; (f) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chair of the meeting; (g) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place announced at the meeting; and (h) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with any rules of parliamentary procedure.
Section 6.    Quorum. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation (the “Charter”) for the vote necessary for the approval of any matter. If such quorum is not established at any meeting of the stockholders, the chair of the meeting may adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The date, time and place of the meeting, as reconvened, shall be either (a) announced at the meeting or (b) provided at a future time through means announced at the meeting.
The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.
Section 7.    Voting. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share entitles the holder thereof to vote for as many different individuals as there are directors to be elected and for whose election the holder is entitled to vote. For the avoidance of doubt, stockholders do not have cumulative voting rights in the election of directors generally. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter or these Bylaws. Unless otherwise provided by statute, by the Charter or these Bylaws, each outstanding share of stock, regardless of class, entitles the holder thereof to cast one vote on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election may be viva voce unless the chair of the meeting shall order that voting be by ballot or otherwise.
Section 8.    Proxies. A holder of record of shares of stock of the Corporation may cast votes in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than 11 months after its date unless otherwise provided in the proxy.
Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white. White proxy cards shall be reserved for the exclusive use by the Board of Directors.
Section 9.    Voting of Stock by Certain Holders. Stock of the Corporation registered in the name of a corporation, limited liability company, partnership, joint venture, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, managing member, manager, general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or fiduciary may vote stock registered in the name of such person in the capacity of such director or fiduciary, either in person or by proxy.
Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or appropriate. On receipt by the secretary of the Corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.
Section 10.    Inspectors. The Board of Directors or the chair of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. Except as otherwise provided by the chair of the meeting, the inspectors, if any, shall (a) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (b) receive and tabulate all votes, ballots or consents, (c) report such tabulation to the chair of the meeting, (d) hear and determine all challenges and questions arising in connection with the right to vote, and (e) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
Section 11.    Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.
(a)    Annual Meetings of Stockholders. (1) Nominations of individuals for election to the Board of Directors and proposals of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving of notice by the stockholder as provided for in this Section 11(a) and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 11(a) and, as applicable, with Section 16 of this Article II with respect to qualifying nominations of a Stockholder Nominee pursuant to a Notice of Proxy Access Nomination (each as defined below).
(2)    For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information and representations required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(4) of this Article II) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the 10th day following the day on which public announcement of the date of such meeting is first made. The postponement or adjournment of an annual meeting (or public announcement thereof) shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(3)    Such stockholder’s notice shall set forth:
(i)    as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) promulgated under the Exchange Act;
(ii)    as to any other business that the stockholder proposes to bring before the meeting, (A) a description of such business (including the text of any proposal), the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom and (B) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Regulation 14A (or any successor provision) of the Exchange Act;
(iii)    as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person and if applicable, the nature of any relationship between the stockholder giving the notice and any Stockholder Associated Person with respect to the nomination or other proposal and/or voting of shares;
(A)    the class, series and number of all shares of stock or other                                                                     securities of the Corporation or any controlled affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,
(B)    the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,
(C)    whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit from changes in the price of Company Securities for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any controlled affiliate thereof disproportionately to such person’s economic interest in the Company Securities, and

(D)    any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any controlled affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
(iv)    as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 11(a) and any Proposed Nominee,
(A)    the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and address, if different, of each such Stockholder Associated Person and any Proposed Nominee, and
(B)    the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;
(v)    the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal;
(vi)    to the extent known by the stockholder giving the notice, the name and address of any other person supporting the nominee for election or reelection as a director or the proposal of other business;
(vii)    if the stockholder is proposing one or more proposals, a representation as to whether the stockholder or a Stockholder Associated Person intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to the Corporation’s stockholders and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal;
(viii)    if the stockholder is proposing one or more Proposed Nominees, a representation that such stockholder, Proposed Nominee or Stockholder Associated Person intends or is part of a group which intends to solicit the holders of shares representing at least the percentage of the voting power of shares entitled to vote on the election of directors in support of Proposed Nominees as required under Rule 14a-19 of the Exchange Act; and
(ix)    all other information regarding the stockholder giving the notice and each Stockholder Associated Person that would be required to be disclosed by the stockholder in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case, pursuant to Regulation 14A (or any successor provision) under the Exchange Act.
(4)    Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a:
(i)    written representation executed by the Proposed Nominee:

(A)    that such Proposed Nominee (I) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation, (II) consents to be named in a proxy statement as a nominee, (III) consents to serve as a director of the Corporation if elected, (IV) will notify the Corporation simultaneously with the notification to the stockholder of the Proposed Nominee’s actual or potential unwillingness or inability to serve as a director, (V) does not need any permission or consent from any third party to serve as a director of the Corporation, if elected, that has not been obtained, including any employer or any other board or governing body on which such Proposed Nominee serves and (VI) that, upon such Proposed Nominee’s election, to make such acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors at such time, including, without limitation, agreeing to be bound by the Corporation’s Code of Business Conduct and Ethics, insider trading policy, stock ownership guidelines, corporate governance guidelines and other similar policies and procedures applicable to directors;
(B)    attaching copies of any and all requisite permissions or consents; and
(C)    attaching a completed Proposed Nominee questionnaire with respect to the background, qualifications, stock ownership and independence of such Proposed Nominee (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and identified by name within five Business Days of such written request, and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) promulgated under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded);
(ii)    written representation executed by the stockholder that such stockholder will:
(A)    comply with Rule 14a-19 promulgated under the Exchange Act in connection with such stockholder’s solicitation of proxies in support of any Proposed Nominee;
(B)    notify the Corporation as promptly as practicable of any determination by the stockholder to no longer solicit proxies for the election of any Proposed Nominee as a director at the annual meeting;
(C)    furnish such other or additional information as the Corporation may request for the purpose of determining whether the requirements of this Section 11 have been complied with and of evaluating any nomination or other business described in the stockholder’s notice; and
(D)    appear in person or by proxy at the meeting to nominate any Proposed Nominees or to bring such business before the meeting, as applicable, and acknowledges that if the stockholder does not so appear in person or by proxy at the meeting to nominate such Proposed Nominees or bring such business before the meeting, as applicable, the Corporation need not bring such Proposed Nominee or such business for a vote at such meeting and any proxies or votes cast in favor of the election of any such Proposed Nominee or of any proposal related to such other business need not be counted or considered.
(5)    Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(4) of this Article II) for the preceding year’s annual meeting, a stockholder’s notice required by clause (iii) of paragraph (a)(1) of this Section 11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the 10th day following the day on which such public announcement is first made by the Corporation.
(6)    For purposes of this Section 11, “Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert with such stockholder or another Stockholder Associated Person or who is otherwise a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in the solicitation, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.
(b)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. No stockholder may make a proposal of other business to be considered at a special meeting or, except as contemplated by and in accordance with the next two sentences of this Section 11(b), nominate an individual for election to the Board of Directors at a special meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with Section 3(a) of this Article II for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving of notice provided for in this Section 11 and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information and representations required by paragraphs (a)(3) and (4) of this Section 11, is delivered to the secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting. The postponement or adjournment of a special meeting (or public announcement thereof) shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(c)    General. (1) If any information or representation submitted pursuant to this Section 11 or Section 16 of this Article II by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders, including any information or representation from a Proposed Nominee, shall be inaccurate in any material respect, such information or representation may be deemed not to have been provided in accordance with this Section 11 or Section 16 of this Article II. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information or representation. Upon written request by the secretary or the Board of Directors, any such stockholder or Proposed Nominee shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 11 or Section 16 of this Article II, (B) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting and, if applicable, satisfy the requirements of Rule 14a-19(a)(3)) submitted by the stockholder pursuant to this Section 11 or Section 16 of this Article II as of an earlier date and (C) an updated representation by each Proposed Nominee that such individual will serve as a director of the Corporation if elected. If a stockholder or Proposed Nominee fails to provide such written verification, update or representation within such period, the information as to which such written verification, update or representation was requested may be deemed not to have been provided in accordance with this Section 11 or Section 16 of this Article II.
(2)    Only such individuals who are nominated in accordance with this Section 11 or Section 16 of this Article II shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11. A stockholder proposing a Proposed Nominee shall have no right to (i) nominate a number of Proposed Nominees that exceed the number of directors to be elected at the meeting or (ii) substitute or replace any Proposed Nominee unless such substitute or replacement is nominated in accordance with this Section 11 (including the timely provision of all information and representations with respect to such substitute or replacement Proposed Nominee in accordance with the deadlines set forth in this Section 11). If the Corporation provides notice to a stockholder that the number of Proposed Nominees proposed by such stockholder exceeds the number of directors to be elected at a meeting, the stockholder must provide written notice to the Corporation within five Business Days stating the names of the Proposed Nominees that have been withdrawn so that the number of Proposed Nominees proposed by such stockholder no longer exceeds the number of directors to be elected at a meeting. If any individual who is nominated in accordance with this Section 11 or Section 16 of this Article II becomes unwilling or unable to serve on the Board of Directors, then the nomination with respect to such individual shall no longer be valid and no votes may validly be cast for such individual. The chair of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.
(3)    Notwithstanding the foregoing provisions of this Section 11, the Corporation shall disregard any proxy authority granted in favor of, or votes for, director nominees other than the nominees selected by or at the direction of the Board of Directors or Stockholder Nominees (as defined herein) validly submitted in accordance with Section 16 of this Article II if the stockholder or Stockholder Associated Person (each, a “Soliciting Stockholder”) soliciting proxies in support of such director nominees abandons the solicitation or does not (i) comply with Rule 14a-19 promulgated under the Exchange Act, including any failure by the Soliciting Stockholder to (A) provide the Corporation with any notices required thereunder in a timely manner or (B) comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act or (ii) timely provide sufficient evidence in the determination of the Board of Directors sufficient to satisfy the Corporation that such Soliciting Stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence. Upon request by the Corporation, such Soliciting Stockholder shall deliver to the Corporation, no later than five Business Days prior to the applicable meeting, sufficient evidence in the judgment of the Board of Directors that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
(4)    For purposes of this Section 11 and Section 16 of this Article II, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.
(5)    Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the MGCL and of the Exchange Act with respect to the matters set forth in this Section 11; provided, however, that any references in these Bylaws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 11 (including paragraphs (a)(1)(iii) and (b) hereof), and compliance with paragraphs (a)(1)(iii) and (b) of this Section 11 and Section 16 of this Article II shall be the exclusive means for a stockholder to make nominations or submit other business.
(6)    Notwithstanding anything in these Bylaws to the contrary, except as otherwise determined by the chair of the meeting, if the stockholder giving notice as provided for in this Section 11 does not appear in person or by proxy at such annual or special meeting to present each nominee for election as a director or the proposed business, as applicable, such matter shall not be considered at the meeting.
Section 12.    Remote Participation In Meetings. In accordance with these Bylaws and subject to any guidelines and procedures adopted by the Board of Directors, the Board of Directors or chair of the meeting may permit one or more stockholders or other persons to participate in a meeting by means of a conference telephone or other remote communications equipment if all persons participating in the meeting can read or hear the proceedings substantially concurrently with the proceedings and may vote at such meeting as permitted by Maryland law. Participation in a meeting by these means constitutes presence in person at the meeting.
Section 13.    Control Share Acquisition Act. Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the MGCL shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.
Section 14.    Stockholders’ Consent In Lieu of Meeting.
(a)    General. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent setting forth the action is given, in writing or by electronic transmission, by stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all stockholders entitled to vote thereon were present and voted is delivered to the Corporation in accordance with the MGCL and this Section 14. The Corporation shall give notice of any such action taken in accordance with the MGCL.
(b)    Written Consent Procedures. (1) Stockholders of record entitled to cast not less than 10% of all the votes entitled to be cast on the matter proposed to be acted on by written or electronic consent and seeking to have stockholders act by written or electronic consent shall, by sending written notice to the secretary of the Corporation (the “Written Consent Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to act by written or electronic consent (the “Written Consent Request Record Date”). The Written Consent Record Date Request Notice shall (i) set forth the matters proposed to be acted on by written or electronic consent (including the text of any resolutions to be adopted by written or electronic consent), (ii) be signed by stockholders of record entitled to cast not less than 10% of all the votes entitled to be cast on the matter proposed to be acted on by written or electronic consent as of the date of signature, (iii) bear the date of signature of each such stockholder (or such agent) and (iv) set forth, with regard to each stockholder signing the Written Consent Record Date Request Notice, all information relating to each such stockholder and each matter proposed to be acted on by written or electronic consent that would be required to be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) promulgated under the Exchange Act, and the rules and regulations promulgated thereunder, and any other information that would be required to be included in a stockholder’s notice pursuant to paragraph (3) of Section 11(a) of these Bylaws. In connection with an action proposed to be taken by written or electronic consent in accordance with this Section 14, stockholders seeking such action shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, to ensure that such information remains accurate. Upon receiving the Written Consent Record Date Request Notice, the Board of Directors may fix a Written Consent Request Record Date. The Written Consent Request Record Date shall not precede and shall not be more than 30 days after the close of business on the date on which the resolution fixing the Written Consent Request Record Date is adopted by the Board of Directors. If the Board of Directors, within 30 days after the date on which a valid Written Consent Record Date Request Notice is received, fails to adopt a resolution fixing the Written Consent Request Record Date, the Written Consent Request Record Date shall be the close of business on the 30th day after the first date on which a Written Consent Record Date Request Notice is received by the secretary of the Corporation.
(2)    No written or electronic consent shall be effective unless a Written Consent Request Record Date is set in accordance with this Section 14 and reasonable best efforts are undertaken to solicit all stockholders as of such Written Consent Request Record Date by the stockholder or stockholders who sent the Written Consent Record Date Request Notice. Unless a shorter period is set by the Board of Directors, no written or electronic consent shall be effective until the later of (i) the close of business on the 30th day after such consent is delivered to the Corporation, which delivery may not be prior to the 30th day after the Written Consent Request Record Date or (ii) the effective time of such written or electronic consent as set forth therein in accordance with the MGCL.
Section 15.    Business Combinations. By virtue of a resolution adopted by the Board of Directors prior to or at the time of the adoption of these Bylaws (and the adoption of these Bylaws shall be deemed to be, and shall be conclusive evidence of, the adoption of such resolution), any business combination (as defined in Section 3-601(e) of the MGCL) between the Corporation and any other person or entity or group of persons or entities is exempt from the provisions of Subtitle 6 of Title 3 of the MGCL. The approval by the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors shall be required in order for the Board of Directors to revoke, alter or amend such resolution or otherwise adopt any resolution that is inconsistent with this Section 15 of Article II or with a prior resolution of the Board of Directors that exempts any business combination between the Corporation and any other person, whether identified specifically, generally or by type, from the provisions of Subtitle 6 of Title 3 of the MGCL.
Section 16.    Proxy Access.
(a)    Notwithstanding anything to the contrary in these Bylaws, whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 16, the Corporation shall include in its proxy statement and other applicable filings pursuant to Section 14(a) of the Exchange Act (the “Corporation Proxy Materials”), in addition to any individuals nominated for election by or at the direction of the Board of Directors, the name, together with the Required Information (as defined below), of any individual nominated for election to the Board of Directors (each such individual being hereinafter referred to as a “Stockholder Nominee”) by a stockholder or group of no more than 20 stockholders that satisfies the requirements of this Section 16 (such individual or group, including as the context requires each member thereof, being hereinafter referred to as the “Eligible Stockholder”). For purposes of this Section 16, the “Required Information” that the Corporation shall include in the Corporation Proxy Materials is (A) the information provided to the secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation Proxy Materials by the rules and regulations promulgated under the Exchange Act and (B) if the Eligible Stockholder so elects, a written statement in support of the Stockholder Nominee’s candidacy, not to exceed 500 words, delivered to the secretary of the Corporation at the time the Notice of Proxy Access Nomination (as defined below) required by this Section 16 is provided (the “Statement”). Notwithstanding anything to the contrary contained in this Section 16, the Corporation may omit from the Corporation Proxy Materials any information or Statement (or portion thereof) that the Board of Directors, in its sole discretion, determines is materially false or misleading, omits to state any material fact necessary in order to make such information or Statement, in light of the circumstances under which it was provided or made, not misleading, would violate any applicable law or regulation or provision of the Charter or these Bylaws or impugns the character, integrity or personal reputation of a person or makes charges concerning improper, illegal or immoral conduct or associations, in each case without factual foundation. For the avoidance of doubt, and any other provision of these Bylaws notwithstanding, the Corporation may in its sole discretion solicit against and include in the Corporation Proxy Materials its own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Corporation with respect to any of the foregoing.
(b)    To be eligible to require the Corporation to include a Stockholder Nominee in the Corporation Proxy Materials pursuant to this Section 16, an Eligible Stockholder must have Owned (as defined below) at least three percent or more of the shares of common stock, $0.01 par value per share, of the Corporation (the “Common Shares”), outstanding from time to time (the “Required Shares”) continuously for at least three years (the “Minimum Holding Period”) as of both (i) the date the Notice of Proxy Access Nomination is delivered or mailed to the secretary of the Corporation in accordance with this Section 16 and (ii) the close of business on the record date for determining the stockholders entitled to vote at the annual meeting of stockholders, and must continuously Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof). For purposes of this Section 16, an Eligible Stockholder shall be deemed to “Own” only those outstanding Common Shares as to which the Eligible Stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such Eligible Stockholder or any of its Affiliates (as defined below) in any transaction that has not been settled or closed, including short sales, (B) borrowed by such Eligible Stockholder or any of its Affiliates for any purpose or purchased by such Eligible Stockholder or any of its Affiliates pursuant to an agreement to resell, (C) that are subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument, agreement, arrangement or understanding entered into by such stockholder or any of its Affiliates, whether any such instrument, agreement, arrangement or understanding is to be settled with shares or with cash based on the notional amount or value of outstanding Common Shares, in any such case which instrument, agreement, arrangement or understanding has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its Affiliate’s full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such stockholder or its Affiliate or (D) for which the stockholder has transferred the right to vote the shares other than by means of a proxy, power of attorney or other instrument or arrangement that is unconditionally revocable at any time by the stockholder and that expressly directs the proxy holder to vote at the direction of the stockholder. In addition, an Eligible Stockholder shall be deemed to “Own” Common Shares held in the name of a nominee or other intermediary so long as the stockholder retains the full right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the Common Shares. An Eligible Stockholder’s Ownership of Common Shares shall be deemed to continue during any period in which the stockholder has loaned such Common Shares, provided that the Eligible Stockholder has the power to recall such loaned shares on no more than five Business Days’ notice, the Eligible Stockholder recalls such loaned shares within five Business Days of being notified that its Stockholder Nominee will be included in the Corporation Proxy Materials and the Eligible Stockholder holds such recalled shares through the date of the annual meeting of stockholders. For purposes of this Section 16, the terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding Common Shares are “Owned” for these purposes shall be determined by the Board of Directors, in its sole discretion. In addition, the term “Affiliate” or “Affiliates” shall have the meaning ascribed thereto under the Exchange Act.
(c)    To be eligible to require the Corporation to include a Stockholder Nominee in the Corporation Proxy Materials pursuant to this Section 16, an Eligible Stockholder must provide to the secretary of the Corporation, in proper form and within the times specified below, (i) a written notice expressly electing to have such Stockholder Nominee included in the Corporation Proxy Materials pursuant to this Section 16 (a “Notice of Proxy Access Nomination”) and (ii) any updates or supplements to such Notice of Proxy Access Nomination. To be timely, the Notice of Proxy Access Nomination must be delivered to the secretary at the principal executive office of the Corporation at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(4) of this Article II) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the 10th day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or an adjournment of an annual meeting shall not commence a new time for the giving of a Notice of Proxy Access Nomination as described above.
(d)    To be in proper form for purposes of this Section 16, the Notice of Proxy Access Nomination delivered or mailed to and received by the secretary shall include the following information:
(i)    one or more written statements from the record holder of the Required Shares (or from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period and, if applicable, each participant in the

Depository Trust Company (“DTC”) or affiliate of a DTC participant through which the Required Shares are or have been held by such intermediary during the Minimum Holding Period if the intermediary is not a DTC participant or affiliate of a DTC participant) verifying that, as of a date within seven Business Days prior to the date the Notice of Proxy Access Nomination is delivered to the secretary of the Corporation, the Eligible Stockholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide (A) within five Business Days after the record date for the annual meeting of stockholders, written statements from the record holder or intermediaries between the record holder and the Eligible Stockholder verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the close of business on the record date, together with a written statement by the Eligible Stockholder that such Eligible Stockholder will continue to Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof), and (B) the updates and supplements to the Notice of Proxy Access Nomination at the times and in the forms required by this Section 16;
(ii)    a copy of the Schedule 14N filed or to be filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(iii)    information that is the same as would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 11(a)(3) of this Article II, including the written consent of the Stockholder Nominee to being named in the Corporation Proxy Materials as a nominee and to serving as a Director if elected;
(iv)    the representations, information and questionnaire required by Section 11(a)(4)(i) of this Article II;
(v)    a representation that the Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and that neither the Eligible Stockholder nor any Stockholder Nominee being nominated thereby presently has such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders (or any postponement or adjournment thereof) any individual other than the Stockholder Nominee(s) included in the Corporation Proxy Materials pursuant to this Section 16, (C) has not engaged and will not engage in, and has not been and will not be a “participant” in another person’s “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a Director at the annual meeting (or any postponement or adjournment thereof) other than such Stockholder Nominee(s) or a nominee of the Board of Directors, (D) has complied, and will comply, with all applicable laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, including, without limitation, Rule 14a-9 under the Exchange Act, (E) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation and (F) has not provided and will not provide facts, statements or information in its communications with the Corporation and the stockholders that were not or will not be true, correct and complete in all material respects or which omitted or will omit to state a material fact necessary in order to make such facts, statements or information, in light of the circumstances under which they were or will be provided, not misleading;
(vi)    a written undertaking that the Eligible Stockholder (A) assumes all liability stemming from any legal or regulatory violation arising out of communications with the stockholders by the Eligible Stockholder, its Affiliates and associates or their respective agents or representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 16, or out of the facts, statements or information that the Eligible Stockholder or its Stockholder Nominee(s) provided to the Corporation pursuant to this Section 16 or otherwise in connection with the inclusion of such Stockholder Nominee(s) in the Corporation Proxy Materials pursuant to this Section 16, and (B) indemnifies and holds harmless the Corporation and each of its directors, officers and employees against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of such Eligible Stockholder’s nomination of a Stockholder Nominee or the Corporation’s inclusion of such Stockholder Nominee in the Corporation Proxy Materials pursuant to this Section 16;
(vii)    a written description of any compensatory, payment or other agreement, arrangement or understanding with any person or entity other than the Corporation under which the Stockholder Nominee is receiving or will receive compensation or payments directly related to service on the Board of Directors, together with a copy of any such agreement, arrangement or understanding, if written; and
(viii)    in the case of the nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination.
The Corporation may also require each Stockholder Nominee and the Eligible Stockholder to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such Stockholder Nominee to serve as an independent Director (as determined under the rules of the Securities and Exchange Commission, the rules and listing standards of any national securities exchange on which any securities of the Corporation are listed and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors), (B) that could be material to a stockholder’s understanding of the independence or lack of independence of such Stockholder Nominee or (C) as may reasonably be required by the Corporation to determine whether the Eligible Stockholder meets the criteria for qualification as an Eligible Stockholder.
(e)    To be eligible to require the Corporation to include a Stockholder Nominee in the Corporation Proxy Materials pursuant to this Section 16, an Eligible Stockholder must further update and supplement the Notice of Proxy Access Nomination, if necessary, so that the information provided or required to be provided in such Notice of Proxy Access Information pursuant to this Section 16 shall be true, correct and complete as of the record date for the annual meeting of stockholders and as of the date that is ten Business Days prior to such annual meeting or any postponement or adjournment thereof, and such update and supplement (or a written notice stating that there is no such update or supplement) shall be delivered or mailed to and received by the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the fifth Business Day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than 5:00 p.m., Eastern Time, on the eighth Business Day prior to the date of the meeting, if practicable, or, if not practicable, on the first practicable date prior to the meeting or any postponement or adjournment thereof (in the case of the update and supplement required to be made as of ten Business Days prior to the meeting or any postponement or adjournment thereof).
(f)    In the event that any facts, statements or information provided by the Eligible Stockholder or a Stockholder Nominee to the Corporation or the stockholders ceases to be true, correct and complete in all material respects or omits a material fact necessary to make such facts, statements or information, in light of the circumstances under which they were provided, not misleading, the Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of the Corporation of any defect in such previously provided facts, statements or information and of the facts, statements or information required to correct any such defect, not later than two Business Days after becoming aware of the defect.
(g)    Whenever an Eligible Stockholder consists of a group of more than one stockholder, each provision in this Section 16 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to comply with any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to comply with such other conditions (which, if applicable, shall apply with respect to the portion of the Required Shares Owned by such stockholder). When an Eligible Stockholder is comprised of a group, a violation of any provision of these Bylaws by any member of the group shall constitute a violation by the entire group. No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting of stockholders. In determining the aggregate number of stockholders in a group, two or more funds that are (A) under common management and investment control, (B) under common management and funded by the same employer, or (C) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (a “Qualifying Fund Family”) shall be treated as one stockholder. Not later than the deadline for delivery of the Notice of Proxy Access Nomination pursuant to this Section 16, a Qualifying Fund Family whose share Ownership is counted for purposes of determining whether a stockholder or group of stockholders qualifies as an Eligible Stockholder shall provide to the secretary of the Corporation such documentation as is reasonably satisfactory to the Board of Directors, in its sole discretion, to demonstrate that the funds comprising the Qualifying Fund Family satisfy the definition thereof.
(h)    The maximum number of Stockholder Nominees nominated by all Eligible Stockholders and entitled to be included in the Corporation Proxy Materials with respect to an annual meeting of stockholders shall not exceed 20% of the number of directors up for election as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 16 (the “Final Proxy Access Nomination Date”) or, if such percentage is not a whole number, the closest whole number below 20%; provided that the maximum number of Stockholder Nominees entitled to be included in the Corporation Proxy Materials with respect to a forthcoming annual meeting of stockholders shall be reduced by (A) the number of individuals who were elected as directors at the immediately preceding or second preceding annual meeting of stockholders after inclusion in the Corporation Proxy Materials pursuant to this Section 16 and whom the Board of Directors nominates for re-election at such forthcoming annual meeting of stockholders and (B) any Directors in office or director candidates that, in either case, will be included in the Corporation Proxy Materials with respect to such annual meeting of stockholders as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding between the Corporation and a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into or in connection with an acquisition of Common Shares, by such stockholder or group of stockholders, from the Corporation). In the event that one or more vacancies for any reason occur on the Board of Directors after the Final Proxy Access Nomination Date but before the election of directors at the forthcoming annual meeting of stockholders and the Board of Directors elects to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees eligible for inclusion in the Corporation Proxy Materials pursuant to this Section 16 shall be calculated based on the number of directors serving as so reduced. Any individual nominated by an Eligible Stockholder for inclusion in the Corporation Proxy Materials pursuant to this Section 16 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors shall be counted as one of the Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees eligible for inclusion in the Corporation Proxy Materials pursuant to this Section 16 has been reached. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation Proxy Materials pursuant to this Section 16 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees be selected for inclusion in the Corporation Proxy Materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 16 exceeds the maximum number of Stockholder Nominees eligible for inclusion in the Corporation Proxy Materials pursuant to this Section 16(h). In the event the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 16 exceeds the maximum number of nominees eligible for inclusion in the Corporation Proxy Materials pursuant to this Section 16(h), the highest-ranking Stockholder Nominee from each Eligible Stockholder pursuant to the preceding sentence shall be selected for inclusion in the Corporation Proxy Materials until the maximum number is reached, proceeding in order of the number of Common Shares (largest to smallest) disclosed as Owned by each Eligible Stockholder in the Notice of Proxy Access Nomination submitted to the secretary of the Corporation. If the maximum number is not reached after the highest-ranking Stockholder Nominee from each Eligible Stockholder has been selected, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached. The Stockholder Nominees so selected in accordance with this Section 16(h) shall be the only Stockholder Nominees entitled to be included in the Corporation Proxy Materials and, following such selection, if the Stockholder Nominees so selected are not included in the Corporation Proxy Materials or are not submitted for election for any reason (other than the failure of the Corporation to comply with this Section 16), no other Stockholder Nominees shall be included in the Corporation Proxy Materials pursuant to this Section 16.
(i)    The Corporation shall not be required to include, pursuant to this Section 16, a Stockholder Nominee in the Corporation Proxy Materials for any annual meeting of stockholders (i) for which meeting the secretary of the Corporation receives a notice that the Eligible Stockholder or any other stockholder has nominated one or more individuals for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for Director set forth in Section 11 of this Article II, (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in or has been or is a “participant” in another person’s “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a Director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (iii) if such Stockholder Nominee would not qualify as independent (as determined under the rules of the Securities and Exchange Commission and the rules and listing standards of any national securities exchange on which any securities of the Corporation are listed and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors), (iv) if such Stockholder Nominee is or becomes a party to any agreement by which the Stockholder Nominee agrees or commits to vote a certain way on certain matters, (v) if the election of such Stockholder Nominee as a Director would cause the Corporation to fail to comply with these Bylaws, the Charter, the rules and listing standards of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded, or any applicable state or federal law, rule or regulation, (vi) if such Stockholder Nominee is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vii) if such Stockholder Nominee is a defendant in or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted or has pleaded nolo contendere in such a criminal proceeding within the past ten years, (viii) if such Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (ix) if the Eligible Stockholder who has nominated such Stockholder Nominee or such Stockholder Nominee provides any facts, statements or information to the Corporation or the stockholders required or requested pursuant to this Section 16 that is not true, correct and complete in all material respects or that omits a material fact necessary to make such facts, statements or information, in light of the circumstances in which they were provided, not misleading, or that otherwise contravenes any of the agreements, representations or undertakings made by such Eligible Stockholder or Stockholder Nominee pursuant to this Section 16 or (x) if the Eligible Stockholder who has nominated such Stockholder Nominee or such Stockholder Nominee fails to comply with any of its obligations pursuant to this Section 16, in each instance as determined by the Board of Directors, in its sole discretion.
(j)    Notwithstanding anything to the contrary set forth herein, the Board of Directors or the chair of the meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have failed to comply with its or their obligations under this Section 16, as determined by the Board of Directors or the chair of the meeting, or (ii) the Eligible Stockholder, or a qualified representative thereof, does not appear at the annual meeting of stockholders to present the nomination of the Stockholder Nominee(s) included in the Corporation Proxy Materials pursuant to this Section 16. For purposes of this Section 16(j), to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as its proxy at the annual meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at such annual meeting.
(k)    Any Stockholder Nominee who is included in the Corporation Proxy Materials for an annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election to the Board of Directors at such annual meeting shall be ineligible for inclusion in the Corporation Proxy Materials as a Stockholder Nominee pursuant to this Section 16 for the next two annual meetings of stockholders. For the avoidance of doubt, this Section 16(k) shall not prevent any stockholder from nominating any individual to the Board of Directors pursuant to and in accordance with Section 11 of this Article II.
(l)    Other than nominations pursuant to Rule 14a-19 under the Exchange Act in accordance with Section 11 hereof, this Section 16 provides the exclusive method for a stockholder to require the Corporation to include nominee(s) for election to the Board of Directors in the Corporation Proxy Materials.
ARTICLE III
DIRECTORS
Section 1.    General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.
Section 2.    Number, Tenure, Qualifications and Resignation.
(a)    A majority of the entire Board of Directors may exclusively establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the MGCL, which is one, nor more than 15, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.
(b)    Any director of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chair of the board or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3.    Annual and Regular Meetings. An annual meeting of the Board of Directors shall be held each year and may be held on the date and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary if so held. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place of regular meetings of the Board of Directors without any notice other than such resolution.
Section 4.    Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the chair of the board, the chief executive officer, the president or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the time and place of any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place of special meetings of the Board of Directors without notice other than such resolution.
Section 5.    Notice. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.
Section 6.    Quorum. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a specified group of directors is required for action, a quorum must also include a majority or such other percentage of such group.
The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum.
Section 7.    Voting. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.

Section 8.    Organization. At each meeting of the Board of Directors, the chair of the board or, in the absence of the chair, the vice chair of the board, if any, shall act as chair of the meeting. In the absence of both the chair and vice chair of the board, the chief executive officer or, in the absence of the chief executive officer, the president or, in the absence of the president, a director chosen by a majority of the directors present, shall act as chair of the meeting. The secretary or, in his or her absence, an assistant secretary of the Corporation, or, in the absence of the secretary and all assistant secretaries, an individual appointed by the chair of the meeting, shall act as secretary of the meeting.
Section 9.    Meetings by Remote Communication. Directors may participate in a meeting by means of a conference telephone or other remote communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 10.    Consent by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each director and is filed with the minutes of proceedings of the Board of Directors. Any or all of the signatures on such consent may be a copy or other reproduction.
Section 11.    Vacancies. If for any reason any or all of the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum (or, if only one director remains, by the sole director). Any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until his or her successor is duly elected and qualifies.
Section 12.    Compensation. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors, including any service on any committee of the Board of Directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they perform or engage in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.
Section 13.    Reliance. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.
Section 14.    Ratification. The Board of Directors or the stockholders may ratify any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter, and if so ratified, shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the

Corporation and its stockholders. Any action or inaction questioned in any proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.
ARTICLE IV
COMMITTEES
Section 1.    Number, Tenure and Qualifications. The Board of Directors may appoint from among its members an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.
Section 2.    Powers. The Board of Directors may delegate to any committee appointed under Section 1 of this Article any of the powers of the Board of Directors, except as prohibited by law. Except as may be otherwise provided by the Board of Directors, any committee may delegate some or all of its power and authority to one or more subcommittees, composed of one or more directors, as the committee deems appropriate in its sole discretion.
Section 3.    Meetings. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chair of any committee, and such chair or, in the absence of a chair, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board of Directors shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member.
Section 4.    Meetings by Remote Communication. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other remote communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 5.    Consent By Committees Without a Meeting. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee. Any or all of the signatures on such consent may be a copy or other reproduction.
Section 6.    Vacancies. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.
Section 7.    Committee Charters. The Board of Directors may establish, in a written charter for any committee of the Board, provisions governing the structure and operations of such committee and the appointment and removal of its members. To the extent that any such provisions are inconsistent with the provisions of Sections 3 through 6 of this Article IV, such provisions shall instead apply to such committee.

ARTICLE V
OFFICERS
Section 1.    General Provisions. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chair of the board, a vice chair of the board, a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as it shall deem necessary or appropriate. The officers of the Corporation, including any officers elected to fill a vacancy among the officers, shall be elected by the Board of Directors, except that the chief executive officer or the president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or any other officers. Each officer shall serve for the term specified by the Board of Directors or the appointing officer or, if no such term is specified, until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.
Section 2.    Removal And Resignation. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors or, to the extent permitted by the MGCL, the appointing officer, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chair of the board, the chief executive officer, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.
Section 3.    Vacancies. A vacancy in any office may be filled by the Board of Directors for the balance of the term.
Section 4.    Chair of the Board. The Board of Directors may designate from among its members a chair of the board, who shall not, solely by reason of these Bylaws, be an officer of the Corporation. The Board of Directors may designate the chair of the board as an executive or non-executive chair. The chair of the board shall preside over the meetings of the Board of Directors. The chair of the board shall perform such other duties as may be assigned to him or her by these Bylaws or the Board of Directors.
Section 5.    Chief Executive Officer. The Board of Directors may designate a chief executive officer. In the absence of such designation, the president shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time. The chief executive officer may also serve as president of the Corporation.
Section 6.    Chief Operating Officer. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.
Section 7.    Chief Financial Officer. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 8.    President. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer. He or she in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.
Section 9.    Vice Presidents. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the chief executive officer, the president or the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president, senior vice president, or vice president for particular areas of responsibility.
Section 10.    Secretary. The secretary shall: (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep, or direct that a transfer agent and registrar appointed pursuant to Article VII, Section 5 of these Bylaws, keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Directors.
Section 11.    Treasurer. The treasurer shall have the custody of the funds and securities of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, the chief executive officer, the president, the chief financial officer, or any other appropriate officer may determine, and in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors or the chief executive officer, the treasurer shall be the chief financial officer of the Corporation.
The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, whenever the Board of Directors may require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.
Section 12.    Assistant Secretaries and Assistant Treasurers. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president or the Board of Directors.
Section 13.    Compensation. The compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director.

ARTICLE VI
CONTRACTS, CHECKS AND DEPOSITS
Section 1.    Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when duly authorized or ratified by action of the Board of Directors and executed by the chief executive officer, the chief financial officer, the president, any executive vice president or any other person designated by the Board of Directors or any of the foregoing officers.
Section 2.    Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.
Section 3.    Deposits. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board of Directors, the chief executive officer, the president, the chief financial officer, or any other officer designated by the Board of Directors may determine.
ARTICLE VII
STOCK
Section 1.    Certificates. Except as may be otherwise provided by the Board of Directors or any officer of the Corporation, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in any manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no difference in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.
Section 2.    Transfers. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors or an officer of the Corporation that such shares shall no longer be represented by certificates. Upon the transfer of any uncertificated shares, the Corporation shall, to the extent then required by the MGCL, provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.
The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.
Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.

Section 3.    Replacement Certificate. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors or an officer of the Corporation has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.
Section 4.    Fixing Of Record Date. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such record date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than 10 days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.
When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if postponed or adjourned, except if the meeting is postponed or adjourned to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.
Section 5.    Stock Ledger. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issuance and registration of shares of stock, including the appointment from time to time of transfer agents and registrars. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.
Section 6.    Fractional Stock; Issuance Of Units. The Board of Directors may authorize the Corporation to issue fractional shares of stock or authorize the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may authorize the issuance of units consisting of different securities of the Corporation.
ARTICLE VIII
ACCOUNTING YEAR
The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.
ARTICLE IX
DISTRIBUTIONS
Section 1.    Authorization. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the Charter. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Charter.

Section 2.    Contingencies. Before payment of any dividend or other distribution, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its sole discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.
ARTICLE IX
INVESTMENT POLICY
Subject to the provisions of the Charter, the Board of Directors or a duly authorized committee thereof may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.
ARTICLE XI
SEAL
Section 1.    Seal. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Maryland,” or shall be in any other form authorized by the Board of Directors. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.
Section 2.    Affixing Seal. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.
ARTICLE XII
INDEMNIFICATION AND ADVANCE OF EXPENSES
Section 1.    General. To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.
Section 2.    Indemnification Not Exclusive. The indemnification or payment or reimbursement of expenses provided in these Bylaws shall not limit or restrict in any way the power of the Corporation to indemnify or pay or reimburse expenses and costs to any person in any other way permitted by law and shall not be deemed exclusive of, or invalidate in any way, any other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any law, bylaws, resolution, insurance agreement or otherwise, including as to action in such person’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.
Section 3.    Jointly Indemnifiable Claims. Given that certain Jointly Indemnifiable Claims (as defined below) may arise due to the service of a person entitled to indemnification pursuant to this Article XII (an “Indemnitee”) as a director of the Corporation at the request of one of the Indemnitee-Related Entities (as defined below), the Corporation shall be fully and primarily responsible for the payment to the Indemnitee in respect of indemnification or advance of expenses in connection with any such Jointly Indemnifiable Claims, pursuant to and in accordance with the terms of this Article XII, irrespective of any right of recovery the Indemnitee may have from the Indemnitee-Related Entities. Under no circumstance shall the Corporation be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advance or recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Corporation hereunder. In the event that any of the Indemnitee-Related Entities shall make any payment in respect of indemnification or advance of expenses with respect to any Jointly Indemnifiable Claim, the Indemnitee-Related Entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against the Corporation, and the Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. Each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 3 of Article XII, entitled to enforce this Section 3 of Article XII.
For purposes of this Section 3 of Article XII, the following terms shall have the following meanings:
(a)    The term “Indemnitee-Related Entities” means any corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation or any other corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the Indemnitee serves or has served as a director, officer, trustee, member, manager or partner as described in clause (b) of Section 1 of this Article XII) from whom an Indemnitee may be entitled to indemnification or payment or reimbursement of expenses with respect to which, in whole or in part, the Corporation may also have an indemnification or advance or reimbursement of expenses obligation.
(b)    The term “Jointly Indemnifiable Claims” shall be broadly construed and means any action, suit or proceeding for which the Indemnitee shall be entitled to indemnification or advance or reimbursement of expenses from both an Indemnitee-Related Entity and the Corporation pursuant to law, any agreement or the charter, certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership, declaration of trust or comparable organizational document or governing instrument of the Corporation or the Indemnitee-Related Entity, as applicable.
(c)    Any reference to an officer of the Corporation in this Article XII shall be deemed to refer exclusively to the President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, Executive Vice President and Chief Revenue Officer, Executive Vice President, Operations and Chief Operations Officer, Executive Vice President and Chief Legal Officer, Executive Vice President and Chief Investment Officer or Executive Chair of the Corporation appointed pursuant to Article V of these Bylaws, and to any Vice President, Secretary, Assistant Secretary, Assistant Treasurer or other officer of the Corporation appointed by the Board of Directors, the Chief Executive Officer or the President pursuant to Article V of these Bylaws, and any reference to an officer of any another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and bylaws or equivalent organizational documents of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article XII.
Section 4.    Corporate Obligations, Reliance. The rights granted pursuant to the provisions of the Charter and this Article XII shall vest immediately upon election of a director or officer of the Corporation and shall be deemed to create a binding contractual obligation on the part of the Corporation to the persons who from time to time are elected as directors or officers of the Corporation, and such persons in acting in their capacities as directors or officers of the Corporation or any subsidiary shall be entitled to rely on such provisions of this Article XII without giving notice thereof to the Corporation.
Section 5.    Nature of Rights. The rights conferred upon Indemnities in the Article XII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article XII that adversely affects any right of an indemnitee or his, her, or its successors shall be prospective only and shall not limit, eliminate or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission of act that took place prior to such amendment or repeal.
Section 6.    Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer employee or agent of the Corporation or another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the MGCL.
Section 7.    Indemnification of Employees and Agents of the Corporation. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to any individual who served a predecessor of the Corporation in any of the capacities described in clauses (a) and (b) of Section 1 of this Article XII, above, and to any employee or agent of the Corporation or predecessor of the Corporation.
ARTICLE XIII
EXCLUSIVE FORUM FOR CERTAIN LITIGATION
Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Corporation to the Corporation or to the stockholders of the Corporation, (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the MGCL or the Charter or these Bylaws or (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation that is governed by the internal affairs doctrine.

ARTICLE XIV
WAIVER OF NOTICE
Whenever any notice of a meeting is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.
ARTICLE XV
AMENDMENT OF BYLAWS
These Bylaws may be altered, amended or repealed, in whole or in part, and new Bylaws may be adopted by the Board of Directors; provided, that any amendment to Section 13 or Section 15 of Article II must also be approved by the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors. In addition, these Bylaws may be altered, amended or repealed, in whole or in part, and new Bylaws may be adopted by the stockholders of the Corporation, without the approval of the Board of Directors, by the affirmative vote of a majority of the votes entitled to be cast on the matter by stockholders entitled to vote generally in the election of directors.
Effective Date: May 17, 2023